Exhibit 23.4

                                         CONSENT OF INDEPENDENT ACCOUNTANTS


           We hereby consent to the use in this Registration Statement on Form S-1 of CFI ProServices, Inc., d/b/a Concentrex Incorporated of our report dated March 5, 1999 relating to the financial statements of MECA Software, L.L.C., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                                PRICEWATERHOUSECOOPERS LLP





Stamford, Connecticut
November 9, 1999